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                                                                    EXHIBIT 10.3

                   THIRD AMENDMENT TO RENEWAL PROMISSORY NOTE

         THIS THIRD AMENDMENT TO RENEWAL PROMISSORY NOTE is made and entered into by and among AMSOUTH BANK (the, "Bank") and ADVOCAT, INC., a Delaware corporation (the "Borrower").

                              W I T N E S S E T H :

         WHEREAS, Borrower executed to Bank that certain Renewal Promissory Note dated December 15, 2002, in the original principal amount of TWO MILLION SIX HUNDRED NINETEEN THOUSAND TWO HUNDRED FIFTY ONE AND 53/100 ($2,619,251.53) DOLLARS, which Renewal Promissory Note renewed and replaced the Reimbursement Promissory Note dated October 1, 2000 executed by Borrower in the original principal amount of $3,000,000.00, which Renewal Promissory Note was amended pursuant to the First Amendment to Renewal Promissory Note dated as of July 11, 2003, and executed by Borrower and Bank, which Renewal Promissory Note was further amended pursuant to the Second Amendment to Renewal Promissory Note dated as of January 9, 2004 and executed by Borrower and Bank (the "Note"); and

         WHEREAS, Bank has agreed to further modify the Note in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, and payment of an extension fee in the amount of $5,000.00 by Borrower to Bank upon execution of this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The Note is amended to provide that the Maturity Date, as defined in the Note, shall be changed from to April 16, 2004 to July 16, 2004.

         2. The Note is amended as stated herein, but no further or otherwise, and the terms and provisions of the Note, as hereby amended, shall be and continue to be in full force and effect. Nothing herein is intended to operate to release or diminish any right of Bank under the Note or with respect to any collateral securing the Note or with respect to any guaranty or suretyship agreement for the Note, all of which shall remain in full force and effect. This instrument constitutes the entire agreement of the parties with respect to the subject matter hereof.

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         IN WITNESS WHEREOF, this instrument has been executed to be effective on the 16th day of April, 2004.

                                        BORROWER:

                                        ADVOCAT, INC.,
                                        a Delaware corporation

                                        By: /s/ William R. Council, III
                                            ___________________________________
                                               William R. Council, Chief
                                               Executive Officer

                                        BANK:

                                        AMSOUTH BANK

                                        By: /s/ Tim McCarthy
                                            ___________________________________
                                               Tim McCarthy, Vice President

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